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EXHIBIT (h)(2)(i)

                                  AMENDMENT TO

                          SUB-ADMINISTRATION AGREEMENT

     This Amendment (the "Amendment") dated as of November 29, 2006 amends the Sub-Administration Agreement dated as of May 1, 2005 between BISYS Fund Services Ohio, Inc. ("BISYS"), an Ohio corporation, and BB&T Asset Management, Inc. ("BB&T"), an investment adviser registered with the Securities and Exchange Commission, (as such agreement has been amended to date, the "Sub-Admin Agreement").

     WHEREAS, pursuant to the Sub-Admin Agreement, BISYS performs certain services for BB&T and the investment portfolios of BB&T Variable Insurance Funds; and

     WHEREAS, the parties wish to extend and amend the term of the Sub-Admin Agreement.

     NOW THEREFORE, BISYS and BB&T, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

     1.   Extension of Initial Term; Automatic Termination.

          Section 6 of the Sub-Admin Agreement is hereby amended to extend the end of the Initial Term to April 30, 2007 and to provide that at the end of the Initial Term, the Sub-Admin Agreement automatically terminates.

     2.   Miscellaneous.

          (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Sub-Admin Agreement.

          (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

          (c) Except as expressly set forth in this Amendment, the Sub-Admin Agreement remain unchanged and in full force and effect.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

          (e) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

                                    * * * * *

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     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this
Amendment as of the date set forth above.


By: /s/ Fred Naddaff
    ---------------------------------
Name: Fred Naddaff
Title: President


BB&T Variable Insurance Funds


By: /s/ Keith F. Karlawish
    ---------------------------------
Name: Keith F. Karlawish
Title: President